                            CERTIFICATE OF MERGER

                                      of

                           FIRST COLONY FARMS, INC.

                                With and Into

                    FAIRFIELD MANUFACTURING COMPANY, INC.

                        Pursuant to Section 251 of the
                       Delaware General Corporation Law


                  FAIRFIELD MANUFACTURING COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY:

                  FIRST:     That the name and state of incorporation of each
of the constituent corporations (collectively, the "Constituent Corporations") of the merger is as follows:

                                                               State of
              Name                                           Incorporation
              ----                                           -------------
FAIRFIELD MANUFACTURING COMPANY, INC.                           Delaware
FIRST COLONY FARMS, INC.                                        Delaware

                  SECOND:     That the Merger Agreement, dated as of March 24,
1997 (the "Merger Agreement"), between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD:      That the name of the surviving corporation of the
merger is FAIRFIELD MANUFACTURING COMPANY, INC. (the "Surviving Corporation").

                  FOURTH:     That the Certificate of Incorporation of
Fairfield Manufacturing Company, Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

                  FIFTH:      That the executed Merger Agreement is on file at
the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is U.S. Route 52 South, Lafayette, Indiana 47905.

                  SIXTH:      That a copy of the Merger Agreement will be
furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

                  IN WITNESS WHEREOF, FAIRFIELD MANUFACTURING COMPANY, INC.
has caused this Certificate or Merger to be signed by its Vice President-Finance and attested by its Secretary this 27th day of March, 1997.

                                      FAIRFIELD MANUFACTURING COMPANY,
                                         INC.

                                      By:  /s/  RICHARD A. BUSH
                                         ------------------------------
                                      Name:   Richard A. Bush
                                      Title:  Vice President-Finance

ATTEST:

By:  /s/  PETER A. JOSEPH
   -------------------------
   Name:   Peter A. Joseph
   Title:  Secretary